Exhibit 99.1

Press Release	Source: Skinny Nutritional Corp.

FOR IMMEDIATE RELEASE:

SKINNY NUTRITIONAL CORP. ANNOUNCES NATIONAL DISTRIBUTION AGREEMENT WITH GELTECH SALES LLC

AGREEMENT CALLS FOR A MINIMUM OF 20,000 STORES TO CARRY SKINNY WATER® AND SKINNY SNACKS™

March 1, 2007, Bala Cynwyd, Pa. Skinny Nutritional Corp. (OTC: SKNY.OB), announced today that it has entered into a definitive distribution agreement with Geltech Sales, LLC to distribute Skinny Water, Skinny Snacks, and other Skinny branded diet and weight loss beverages, foods, and nutraceuticals. Geltech’s channels of distribution include mass merchandisers, supermarkets, convenience stores, mass drug stores, as well as establishing distribution agreements with local, regional, and national direct store delivery (DSD) companies.

Geltech Sales, LLC is led by James Airaghi, who has over 20 years of experience at Rexall Sundown Inc., as the Vice-President of Sales, where he had the responsibility for the marketing and distribution of various Rexall Sundown, Inc. products. Rexall Sundown, Inc., headquartered in Bohemia, New York, develops, manufactures, markets and sells vitamins, herbals, nutritional supplements and consumer health products.

Don McDonald, Chief Executive Officer of Skinny Nutritional Corp stated, “Our agreement with Geltech Sales will accelerate the distribution of Skinny Water and Skinny Snacks on a national scale. We believe that with a minimum of 20,000 stores expected to carry Skinny Water and Skinny Snacks, Skinny will begin to be recognized by the consumer as a brand to turn to for the latest in healthy beverages, snacks, and other diet products that we develop.”

James Airaghi, President of Geltech Sales LLC stated, “We believe that Skinny Water and Skinny Snacks fits perfectly the criteria we look for when distributing a product through our national and international network of retailers and distributors. Our team of seasoned retailers and distributors are confident that the marketplace will receive the Skinny Waters and Snacks with great excitement and we think we are at the early stages of what can be one of the most significant new brands to come along in many years focused in the weight loss industry.”

About Skinny Nutritional Corp.: Skinny Nutritional Corp, www.skinnyco.com is a national and international marketing and distribution company that identifies emerging consumer product trends in the health and wellness industry. Skinny Nutritional Corp is the exclusive worldwide distributor of Skinny Water®, Skinny Snacks™, Skinny Caps™, Skinny Weight Loss Systems™ and other Skinny branded products currently in development, including Skinny Tea, Skinny Juice and Skinny Shakes.

About Geltech Sales, LLC: Formed in 2007, this new consumer product sales and manufacturing company is comprised of leading Scientists, Sales, Distribution and Marketing personnel. For the past 20 years, senior staff has been involved in the distribution of consumer products in the United States and over 50 countries. James R. Airaghi, President of Geltech Sales, LLC, has over 20 years of experience at Rexall Sundown, Inc. and had the responsibility for the marketing and distribution of various Rexall Sundown, Inc. products. Rexall Sundown, Inc., www.rexallsundown.com headquartered in Bohemia, New York, develops, manufactures, markets and sells vitamins, herbals, nutritional supplements and consumer health products.

Geltech currently is the exclusive distribution organization for Nicogel and Blue WhaleSmokeless tobacco products. It is the intent of Geltech management to utilize their experience and prior distribution channel in excess of 100,000 food, drug, mass and specialty outlets to distribute selected consumer products. This management team will develop and distribute numerous category-leading products in the Diet, Nutrition, Skin Care, Tobacco and Food/Beverage. In addition, Geltech management has experience is distributing or selling consumer products to consumers in over 50 countries worldwide

Forward Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be, “expect,” and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information:

Contact: Donald J. McDonald
Don@skinnyco.com
877-522-2103, ext 704
610-784-2000
3 Bala Plaza East, Suite 117
Bala Cynwyd, Pa 19004